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William E. Sider
wsider@jafferaitt.com                                                EXHIBIT 8.1


                                   May 5, 2003


Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, MI  48034

Attention:  Mr. Jeffrey Jorissen, CFO

Dear Mr. Jorissen:

         We acted as counsel to Sun Communities, Inc., a Maryland corporation (the "Company"), and Sun Communities Operating Limited Partnership, a Michigan limited partnership (the "Partnership"), in connection with the registration statement on Form S-3 filed on April 24, 2003 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which relates to the sale from time to time of up to 218,780 shares of common stock of the Company (the "Registration Statement"). You have requested our opinion concerning the Company's qualification for federal income tax purposes as a real estate investment trust ("REIT").

BASIS FOR OPINIONS

         The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the "IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

         In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Articles of Amendment and Restatement of the Company, as amended through the date hereof; (2) the partnership agreement of the Partnership and the form of partnership agreement or limited liability company operating agreement, as applicable, used to organize and operate the partnerships and limited liability companies in which the Company owns an interest (the entities referred to in this clause 2 are collectively referred to as the "Partnership




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Sun Communities, Inc.
May 5, 2003
Page 2

Subsidiaries"); and (3) the organizational documents and stock ownership records of Sun Home Services, Inc., a company in which the Partnership owns all of the outstanding preferred stock ("SHS" and, together with the Partnership Subsidiaries and the Company, the "Group Entities"). The opinions set forth in this letter also are premised on certain written representations of the Company contained in a letter to us of even date herewith (the "Management Representation Letter").


         We have made such legal and factual inquiries, including an examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of rendering our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents. We consequently have relied upon the representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company.

         In connection with our opinion, we have assumed, with your consent:

         (1) that all of the representations and statements set forth in the documents (including, without limitation, the Management Representation Letter) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Company's articles of incorporation, have been and will be performed or satisfied in accordance with their terms;

         (2) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

         (3) that each of the Group Entities has been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the Management Representation Letter; and


         (4) that the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland, that each of the Partnership Subsidiaries is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized, and that SHS is a validly organized and duly incorporated corporation under the laws of Michigan.




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Sun Communities, Inc.
May 5, 2003
Page 3


OPINION

         Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code for its taxable years ended December 31, 1994, through December 31, 2002, and the Company's current and proposed method of operation (as described in the Management Representation Letter) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

         We assume no obligation to advise you of any change in our opinion or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter. The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company and the other Group Entities, the sources of their income, the nature of their assets, the level of the Company's distributions to its stockholders and the diversity of the Company's stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.



         This opinion is rendered only to you, and is for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Prospectus under the caption "LEGAL MATTERS." This opinion may not be relied upon by you for any other purpose, is not intended for the express or implied benefit of any third party and is not to be used or relied upon by any other person, firm or corporation for any purpose.




                                   Sincerely,

                           JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                              /s/ William E. Sider


                                William E. Sider